                                           [LETTERHEAD OF WHIRLPOOL CORPORATION]



      Whirlpool Corporation's Third-Quarter Core EPS Increase 49 Percent;
                  Company Expects Record Full-Year Core EPS;
                       Records Charge For Product Recall

BENTON HARBOR, Mich., Oct. 16, 2001--Whirlpool Corporation (NYSE:WHR) today announced third quarter core earnings per share of $1.46 per diluted share, a 49 percent increase from third quarter 2000.

     "Our business delivered solid results as we faced challenging economic and industry environments in every market around the world," said David R. Whitwam, chairman and chief executive officer, Whirlpool Corporation. "These results are due to the success of Whirlpool's brands and innovative products, as well as cost savings from productivity improvements and restructuring activities."

     Core earnings per share increased to $1.46 from $.98 in third quarter 2000, and core earnings grew to $101 million from $67 million. Core earnings exclude restructuring and related charges of $11 million after tax and minority interest, and a charge of $184 million after tax for a recall of microwave-hood combination units in North America.

     After the restructuring and charges for the recall, the company reported a net loss of $94 million, or $1.40 per share. Net sales of $ 2.6 billion increased slightly from the prior year quarter--but were up 4 percent absent currency translations.

     The company generated $360 million of cash flow through September. Full-year cash flow--including cash outflow for restructuring activities and the 2001 product recall charges--is expected to exceed $450 million.

     "Following the recent rise of global economic uncertainties and the decline in industry projections, we have revised our previous full-year guidance of a 10-to-15 percent increase in core earnings-per-share, and now expect a 5-to-10 percent increase in 2001," said Whitwam. "Based on the fundamental strength of our businesses, we remain confident that Whirlpool Corporation will continue to outperform the industry and deliver record core earnings per share for the full year."

     Whirlpool North America posted record third-quarter sales and operating profits. Operating profits were up 37 percent on strong brand demand and new products sold through the company's value-added distribution channels, which led to record third quarter volumes and higher average selling prices.

                                   --more--

Page Two/Whirlpool Corporation's Third-Quarter Core EPS Increase 49 Percent

     Based on current U.S. economic conditions and projections, the company now anticipates industry unit shipments will be down 3 percent for the full year. In this environment, the company continues to expect improved second half and full-year performances for Whirlpool North America compared to last year.

     During the quarter, the company's new range of energy efficient appliances received outstanding consumer acceptance. The company began shipping the highly anticipated Whirlpool brand Duet(TM) clothes washer and dryer pair, and Sears launched the Kenmore Elite(R) HE3t(TM) washer and dryer. The Duet and HE3t represent the best performing and most energy efficient front loading washer technologies on the market today. Consumers who want energy efficiency with top-load design are choosing the innovative Whirlpool brand and Sears Kenmore Elite(R) washer with Calypso(TM) Wash Motion. In refrigeration, the Whirlpool brand Conquest(TM) side-by-side is popular with consumers because of its stylish contoured doors and its energy efficient performance that exceeds U.S. Department of Energy standards by 10 percent.

     Whirlpool Europe's performance was influenced by continuing economic challenges and an appliance industry market that was down 3 to 5 percent compared to third quarter 2000. In this environment, sales were down 6 percent, or 4 percent excluding currency translations. Operating margins improved 2 points over second quarter 2001 as a result of productivity gains, reduced spending and benefits from restructuring efforts.

     For the full year, the company now expects industry appliance shipments to be down 1 to 2 percent. Whirlpool Europe continues to expect sequential margin improvement in the fourth quarter.

     Whirlpool Latin America's operating profit improved 26 percent in an environment of unfavorable currency translations and slowing industry unit shipments. Sales were down 19 percent, or down 1 percent excluding currency translations, while appliance industry unit shipments declined 13 percent compared to last year. Strong operating profits resulted from increased exports, productivity and cost improvements, and the continued gains from restructuring activities. For the full year, the company continues to expect industry unit shipments will decline approximately 3 percent. Despite uncertainty and volatility in the region, the company continues to believe it will deliver substantial improvement in full-year operating earnings. Demand for energy efficient Brastemp brand and Consul brand refrigerators was strong throughout the quarter due to the leading positions of both brands in the market, as well as the energy conservation requirements in Brazil.

     Whirlpool Asia reported a 3 percent increase in sales, or a 7 percent improvement excluding currency translations. Third quarter operating profits improved in India and China compared to last year. Slowing industry unit shipments and the negative impact of currency led to lower operating profits in other areas of the region. During the fourth quarter, the company expects market growth in China to continue, and industry unit demand in India and other markets to remain essentially even with third quarter 2001. The company anticipates full-year performance in the region to approximate last year's levels.

                                   --more--

Page Three/Whirlpool Corporation's Third-Quarter Core EPS Increase 49 Percent


Charge For Product Recall

     During the third quarter, the company recorded a charge of $300 million, pre tax, for costs associated with its announced recall of microwave-hood combination units. The voluntary recall is based on a safety issue that involves about 1.8 million Whirlpool, KitchenAid and Sears Kenmore brand "over the range" microwave-hood combinations. The projected $184 million after-tax cash cost of the recall will occur over the next several quarters.

     "The most important focus of our company has been, and always will be, the safety of our customers and the trust we have built with those customers around our brands, our products and our services," said Whitwam. "The recall actions we announced today are based on that focus and trust. In cooperation with the Consumer Products Safety Commission, we are moving quickly and effectively to correct the situation for consumers."

     Also during the quarter, the company recorded pre-tax charges of $14 million ($11 million after tax) for restructuring and restructuring related activities, which included outsourcing parts distribution in the United States, and consolidating warehouse operations in Brazil. Year to date, restructuring activities have resulted in a pre-tax charge of $105 million and are expected to produce savings of about $43 million in 2001, increasing to approximately $84 million on an annualized basis. In total, the restructuring effort is expected to result in pre-tax charges of between $300 million to $350 million and produce annualized savings of between $225 million and $250 million. Specific details about additional restructuring items will be announced in the fourth quarter 2001 and in the first half of 2002.

     At 9:00 a.m. (EDT) Wednesday, Oct. 17, the company will be hosting a conference call, which can be heard by visiting www.WhirlpoolCorp.com and
                                                ---------------------
clicking on the "Investors" button and then the "Conference Call Audio" menu item.

     Whirlpool Corporation is the world's leading manufacturer and marketer of major home appliances. Headquartered in Benton Harbor, the company manufactures in 13 countries and markets products under 11 major brand names in more than 170 countries. Additional information about the company can be found on the Internet at www.WhirlpoolCorp.com.

     This news release contains forward-looking statements, as that term is defined in the Private Securities Litigation Reform Act of 1995. In addition to the expected appliance industry results for 2001 noted in this news release, there are certain factors that could cause results to differ materially from those anticipated by some of the statements made. These factors are listed in the company's most recently filed Form 10-Q and/or Form 10-K.

                                     # # #

           CONSOLIDATED CONDENSED STATEMENTS OF EARNINGS (UNAUDITED)
                             WHIRLPOOL CORPORATION
                       FOR THE PERIOD ENDED SEPTEMBER 30
             (millions of dollars except share and dividend data)


                                                                                                            Three Months Ended
                                                                                                         ------------------------
                                                                                        2001 Pro-forma        2001        2000
                                                                                        --------------   -----------   ----------
         Net sales                                                                      $        2,594   $     2,594   $    2,570

         EXPENSES:
             Cost of products sold                                                               1,979         1,988        1,973
             Selling and administrative                                                            392           392          417
             Intangible amortization                                                                 7             7            7
             Product recall costs                                                                    -           300            -
             Restructuring costs                                                                     -             5            -
                                                                                        --------------   -----------   ----------
                                                                                                 2,378         2,692        2,397
                                                                                        --------------   -----------   ----------
         OPERATING PROFIT                                                                          216           (98)         173

         OTHER INCOME (EXPENSE):
             Interest and sundry income (expense)                                                  (15)          (15)         (11)
             Interest expense                                                                      (41)          (41)         (49)
                                                                                        --------------   -----------   ----------
         EARNINGS BEFORE INCOME TAXES
           AND OTHER ITEMS                                                                         160          (154)         113

                     Income taxes                                                                   55           (64)          41
                                                                                        --------------   -----------   ----------
         EARNINGS BEFORE EQUITY EARNINGS
           AND MINORITY INTERESTS                                                                  105           (90)          72

                   Equity in earnings of affiliated companies                                       (1)           (1)          (3)
                   Minority interests                                                               (3)           (3)          (2)
                                                                                        --------------   -----------   ----------
         EARNINGS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE                                     101           (94)          67
          EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

                   Loss from discontinued operations, net of tax                                     -             -            -
                   Cumulative effect of change in accounting principle, net of tax                   -             -            -
                                                                                        --------------   -----------   ----------
         NET EARNINGS                                                                   $          101   $       (94)  $       67
                                                                                        ==============   ===========   ==========

         Per share of common stock:
             Basic earnings from continuing operations                                  $         1.50   $     (1.40)  $      .98
             Loss from discontinued operations, net of tax                                           -             -            -
             Cumulative effect of change in accounting principle, net of tax                         -             -            -
                                                                                        --------------   -----------   ----------
             Basic net earnings                                                         $         1.50   $     (1.40)  $      .98
                                                                                        ==============   ===========   ==========

             Diluted earnings from continuing operations                                $         1.46   $     (1.40)  $      .98
             Loss from discontinued operations, net of tax                                           -             -            -
             Cumulative effect of change in accounting principle, net of tax                         -             -            -
                                                                                        --------------   -----------   ----------
             Diluted net earnings                                                       $         1.46   $     (1.40)  $      .98
                                                                                        ==============   ===========   ==========

             Dividends declared                                                         $          .34   $       .34   $      .34
                                                                                        ==============   ===========   ==========

                                                                                                               Year-to-Date
                                                                                                         ------------------------
                                                                                        2001 Pro-forma       2001         2000
                                                                                        --------------   -----------   ----------
        Net sales                                                                       $        7,695   $     7,695   $    7,746

        EXPENSES:
            Cost of products sold                                                                5,901         5,936        5,873
            Selling and administrative                                                           1,200         1,203        1,211
            Intangible amortization                                                                 20            20           22
            Product recall costs                                                                     -           300            -
            Restructuring costs                                                                      -            67            -
                                                                                        --------------   -----------   ----------
                                                                                                 7,121         7,526        7,106
                                                                                        --------------   -----------   ----------
        OPERATING PROFIT                                                                           574           169          640

        OTHER INCOME (EXPENSE):
            Interest and sundry income (expense)                                                   (26)          (26)         (24)
            Interest expense                                                                      (128)         (128)        (132)
                                                                                        --------------   -----------   ----------
        EARNINGS BEFORE INCOME TAXES
          AND OTHER ITEMS                                                                          420            15          484

                    Income taxes                                                                   149            (3)         177
                                                                                        --------------   -----------   ----------
        EARNINGS BEFORE EQUITY EARNINGS
          AND MINORITY INTERESTS                                                                   271            18          307

                  Equity in earnings of affiliated companies                                         2             2            3
                  Minority interests                                                               (11)           (7)          (9)
                                                                                        --------------   -----------   ----------
        EARNINGS FROM CONTINUING OPERATIONS BEFORE CUMULATIVE                                      262            13          301
         EFFECT OF CHANGE IN ACCOUNTING PRINCIPLE

                  Loss from discontinued operations, net of tax                                      -           (21)           -
                  Cumulative effect of change in accounting principle, net of tax                    -             8            -
                                                                                        --------------   -----------   ----------
        NET EARNINGS                                                                    $          262   $         -   $      301
                                                                                        ==============   ===========   ==========

        Per share of common stock:
            Basic earnings from continuing operations                                   $         3.94   $       .20   $     4.21
            Loss from discontinued operations, net of tax                                            -         (0.32)           -
            Cumulative effect of change in accounting principle, net of tax                          -          0.12            -
                                                                                        --------------   -----------   ----------
            Basic net earnings                                                          $         3.94   $         -   $     4.21
                                                                                        ==============   ===========   ==========

            Diluted earnings from continuing operations                                 $         3.87         $ .20   $     4.18
            Loss from discontinued operations, net of tax                                            -         (0.32)           -
            Cumulative effect of change in accounting principle, net of tax                          -          0.12            -
                                                                                        --------------   -----------   ----------
            Diluted net earnings                                                        $         3.87   $         -   $     4.18
                                                                                        ==============   ===========   ==========

            Dividends declared                                                          $         1.02   $      1.02   $     1.02
                                                                                        ==============   ===========   ==========

Note: 2001 Pro-forma excludes a loss from discontinued operations, a change in accounting principle, restructuring, and one-time charges related to restructuring within COGS and SG&A; and costs associated with the company's announced product recall.

               CONSOLIDATED CONDENSED BALANCE SHEETS (UNAUDITED)
                             WHIRLPOOL CORPORATION
                             (millions of dollars)

                                                                                         September 30              December 31
                                                                                             2001                      2000
                                                                                         ------------              -----------
ASSETS

CURRENT ASSETS
--------------
Cash and equivalents                                                                     $      157                $     114
Trade receivables, less allowances of
          (2001:      $93 ;2000:            $103 )                                            1,700                    1,748
Inventories                                                                                   1,081                    1,119
Prepaid expenses and other                                                                      236                      206
Deferred income taxes                                                                           144                       50

                                                                                         ------------              -----------
TOTAL CURRENT ASSETS                                                                          3,318                    3,237


OTHER ASSETS
------------
Investment in affiliated companies                                                              125                      113
Intangibles, net                                                                                729                      762
Deferred income taxes                                                                           226                      253
Other                                                                                           613                      403
                                                                                         ------------              -----------
                                                                                              1,693                    1,531


PROPERTY, PLANT AND EQUIPMENT
-----------------------------
Land                                                                                             58                       64
Buildings                                                                                       798                      838
Machinery and equipment                                                                       4,253                    4,374
Accumulated depreciation                                                                     (3,199)                  (3,142)
                                                                                         ------------              -----------
                                                                                              1,910                    2,134

                                                                                         ------------              -----------
TOTAL ASSETS                                                                             $    6,921                $   6,902
                                                                                         ============              ===========


                                                                                         September 30               December 31
                                                                                             2001                      2000
                                                                                         ------------              -----------
LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
-------------------
Notes payable                                                                            $      378                $     961
Accounts payable                                                                              1,276                    1,257
Employee compensation                                                                           256                      256
Accrued expenses                                                                                915                      795
Product recall liability                                                                        300                        -
Restructuring costs                                                                              15                        5
Current maturities of long-term debt                                                             17                       29
                                                                                         ----------                ---------
TOTAL CURRENT LIABILITIES                                                                     3,157                    3,303


Other Liabilities
-----------------
Deferred income taxes                                                                           157                      175
Postemployment benefits                                                                         641                      630
Other liabilities                                                                               123                      168
Long-term debt                                                                                1,270                      795
                                                                                         ----------                ---------
                                                                                              2,191                    1,768

Minority Interests                                                                              130                      147


STOCKHOLDERS' EQUITY
--------------------
Common stock                                                                                     85                       84
Paid-in capital                                                                                 467                      393
Retained earnings                                                                             2,471                    2,539
Unearned restricted stock                                                                         -                      (11)
Accumulated other comprehensive income                                                         (698)                    (495)
Treasury stock - at cost                                                                       (882)                    (826)
                                                                                         ----------                ---------
TOTAL STOCKHOLDERS' EQUITY                                                                    1,443                    1,684

                                                                                         ----------                ---------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                                               $    6,921                $   6,902
                                                                                         ==========                =========